UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2008

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6725 Mesa Ridge Road, Suite 100, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In connection with the appointment of Eric Rowinsky, M.D., to the board of directors (the "Board") of ADVENTRX Pharmaceuticals, Inc. (the "Company"), the Company entered into that certain Second Amendment to Rights Agreement, dated February 25, 2008 (the "Amendment"), with the Icahn Purchasers (as defined in the Amendment). The Amendment modified that certain Rights Agreement, with an effective date of July 27, 2005, as previously amended (the "Agreement"), among the Company and the Purchasers (as defined in the Agreement) pursuant to which the Company agreed to set the authorized number of directors constituting the Board at six and to not change such number except as set forth in the Agreement. Pursuant to the Amendment, the Board may set the authorized number of directors constituting the Board at seven if the vacancy created by such action is filled by a candidate appointed by a majority of the directors then in office, which majority must include the Purchaser Designee (as defined in the Agreement), if any; provided, however, that, if at any time there are then seven members of the Board and one of such members is removed or resigns, retires or dies and the Purchaser Designee, if any, does not approve a successor, the Company agrees to do those things reasonably necessary and within its control to, as soon as reasonably practicable after the effective date of such removal, resignation, retirement or death, set the authorized number of Board directors at six. A complete copy of the Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Icahn Purchasers beneficially own approximately 9.1% of the Company’s outstanding common stock and Alexander J. Denner, Ph.D., a member of the Board, is affiliated with the Icahn Purchasers and is the Purchaser Designee.

For additional details regarding the appointment of Dr. Rowinsky to the Board, please see the disclosures under Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2008 the Company issued a press release announcing the appointment of Dr. Rowinsky to the Board, which appointment was effective as of February 25, 2008. A copy of this press release is furnished as Exhibit 99.1 hereto. No decision has been made regarding whether Dr. Rowinsky will be appointed to one or more committees of the Board.

Dr. Rowinsky currently serves as the Executive Vice President, Chief Medical Officer of ImClone Systems Incorporated and has held this position since February 2005. Dr. Rowinsky held the position of Director of the Institute of Drug Development ("IDD") at the Cancer Therapy and Research Center from 2002 to 2004 and was the Director of Clinical Research at the IDD from 1996 to 2002. He held the SBC Endowed Chair for Early Drug Development at the IDD. From 1996 to 2006, Dr Rowinsky was also a Clinical Professor of Medicine (Division of Medical Oncology) at the University of Texas Health Science Center, San Antonio, Texas. Dr. Rowinsky also served as an Associate Professor of Oncology at Johns Hopkins University from 1988 until 1996. He served on the Board of Scientific Counselors of the National Cancer Institute from 2004 to 2007. Dr. Rowinsky received a B.A. degree from New York University and an M.D. degree from the Vanderbilt University School of Medicine. Following his residency in internal medicine, he completed fellowship training in medical oncology at the Johns Hopkins University School of Medicine.

Dr. Denner, a member of the Board and the Purchaser Designee, also serves on the Board of Directors of ImClone. Additionally, Carl Icahn, who is affiliated with the Icahn Purchasers, serves as Chairman of the Board of Directors of ImClone.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Index to Exhibits filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

February 25, 2008	By:	Evan M. Levine

Name: Evan M. Levine
Title: Chief Executive Officer & President

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Rights Agreement, dated February 25, 2008
99.1	Press Release, dated February 25, 2008